UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-A
REGISTRATION STATEMENT
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COLUMBIA ETF TRUST I
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State of Incorporation or Organization)	(See Below) (I.R.S. Employer Identification No.)
Securities to be registered pursuant to Section 12(b) of the Act

Title of Each Class To be so Registered	Name of the Exchange on Which Each Class to be Registered	I.R.S. Employer Identification Number
Columbia Seligman Semiconductor and Technology ETF	NYSE Arca, Inc.	87-4513809

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

;
Securities Act registration statement file number to which this form relates:
333-209996; 811-22736
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1. Description of Registrant’s Securities to be Registered
A description of the shares of beneficial interest, no par value per share, of Columbia Seligman Semiconductor and Technology ETF, a series of Columbia ETF Trust I (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 27 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-209996; 811-22736) filed on March 18, 2022, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
Item 2. Exhibits
Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(1)	Declaration of Trust effective June 8, 2012	Incorporated by Reference	Columbia ETF Trust I	333-209996	Registration Statement	(a)	8/16/2012
(1)(a)	Amended and Restated Declaration of Trust, effective April 15, 2016	Incorporated by Reference	Columbia ETF Trust I	333-209996	Pre-Effective Amendment #1 on Form N-1A	(a)(2)	5/31/2016

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(1)(b)	Amendment No. 1 to the Agreement and Declaration of Trust, dated November 14, 2017	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #7 on Form N-1A	(a)(3)	2/28/2018
(1)(c)	Amendment No. 2 to the Agreement and Declaration of Trust, dated June 19, 2018	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #10 on Form N-1A	(a)(4)	7/17/2018
(1)(d)	Amendment No. 3 to the Agreement and Declaration of Trust, dated June 19, 2019	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #15 on Form N-1A	(a)(5)	7/26/2019
(1)(e)	Amendment No. 4 to the Agreement and Declaration of Trust, dated October 9, 2020	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #20 on Form N-1A	(a)(6)	2/25/2021
(1)(f)	Amendment No. 5 to the Agreement and Declaration of Trust, dated July 19, 2021	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #23 on Form N-1A	(a)(7)	9/17/2021
(1)(g)	Amendment No. 6 to the Agreement and Declaration of Trust, dated September 16, 2021	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #23 on Form N-1A	(a)(8)	9/17/2021
(1)(e)	Amendment No. 7 to the Agreement and Declaration of Trust, dated March 11, 2022	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #27 on Form N-1A	(a)(9)	3/18/2022
(2)	By-laws, as amended October 2, 2020	Incorporated by Reference	Columbia ETF Trust I	333-209996	Post-Effective Amendment #20 on Form N-1A	(b)	2/25/2021

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized on the 18th day of March, 2022.
COLUMBIA ETF TRUST I
By:	/s/ Daniel J. Beckman
Daniel J. Beckman Trustee and President